UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	March 26, 2013
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)
Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
216 Airport Drive, Rochester, NH		03867
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (518) 445-2200

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On March 26, 2013, Albany International Corp. ("the Registrant"), and certain subsidiaries, executed the Second Amendment (the “Amendment”) to the Amended and Restated Note Agreement and Guaranty, dated as of July 16, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Note Agreement”), among the Registrant, the Guarantors named therein, and the holders of Notes from time to time party thereto. The effect of the Second Amendment is to substantially conform the financial and other covenants to those set forth in the Registrant’s new $330 Million Five-Year Revolving Credit Facility Agreement, also entered into on March 26.

A copy of the Second Amendment is furnished as an Exhibit to this report. A copy of the Amended and Restated Note Agreement was previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed September 23, 2010. A copy of the First Amendment to the Amended and Restated Note Agreement was previously filed as exhibit to the Registrant’s Current Report on Form 8-K filed February 22, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

10(k) (xii) Second Amendment, dated as of March 26, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino Name: John B. Cozzolino Title: Chief Financial Officer and Treasurer

Date: March 28, 2013

Index to Exhibits

Exhibit No.	Description
10(k)(xii)	Second Amendment, dated as of March 26, 2013